UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 8, 2004

                          Amcast Industrial Corporation
             (Exact name of Registrant as specified in its charter)

           Ohio                         1-9967                   31-0258080
(State or other jurisdiction of       (Commission              (IRS Employer
incorporation or organization)        File Number)           Identification No.)


7887 Washington Village Drive, Dayton, Ohio                                45459
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)

                                  937-291-7000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 8, 2004, the Board of Directors of Amcast Industrial Corporation (the "Company") appointed Byron O. Pond, Chairman of the Board of the Company, to the additional position of President and Chief Executive Officer of the Company effective as of November 1, 2004, to replace Joseph R. Grewe, who resigned as an officer and director of the Company effective as of that date. Mr. Pond, age 68, has been a director of the Company since February 2001 and Chairman of the Board of the Company since April 2002. Mr. Pond served as Chairman and Chief Executive Officer of the Company from April 2002 to July 2003. From February 2001 to April 2002, Mr. Pond was President and Chief Executive Officer of the Company. From 1996 to 1998, Mr. Pond served as Chairman and Chief Executive Officer of Arvin Industries, Inc. (a leading manufacturer of automotive emission and ride control systems) and from 1993 to 1996 as President and Chief Executive Officer of Arvin.

At the request of the Company's lenders under its bank credit agreement and as a condition to a loan extension under the agreement, on August 29, 2003, the Company entered into a retention agreement with Mr. Pond and two other executive officers as an inducement to them to remain with the Company until a transaction is completed that either refinances the outstanding loans under the credit agreement or results in the sale of substantially all of the Company's assets. The agreement provides that upon the occurrence of such an event and the satisfaction of certain conditions, the executives participate in a transaction incentive pool, the aggregate amount of which is equal to the sum of $1.6 million plus an additional payment that could range from 0.1% to 0.78% of the transaction proceeds. This agreement terminates upon completion of a transaction or January 1, 2007, whichever occurs first. The Company made payments under this agreement to the other two executives in connection with the completion of sales of assets of the Company's Flow Control and Aluminum Components businesses, but Mr. Pond elected not to receive any payment in connection with these sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  AMCAST INDUSTRIAL CORPORATION


Date:  October 15, 2004           By: /s/ Jeffrey A. McWilliams
                                     ---------------------------------------
                                     Jeffrey A. McWilliams
                                     Vice President Administration and Secretary